UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2024

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase and Sale Agreement and Debt Financing

On April 28, 2024, Phibro Animal Health Corporation, a Delaware corporation (“Phibro Animal Health”), and Phibro Animal Health S.A., a Belgium corporation and wholly-owned subsidiary of Phibro Animal Health (together with Phibro Animal Health, “Phibro”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Zoetis Inc., a Delaware corporation (“Zoetis”) to acquire Zoetis’ medicated feed additive (MFA) product portfolio, certain water soluble products and related assets (the “Purchased Business”). The acquisition includes the purchase of the equity interests of Zoetis Medolla Manufacturing S.r.l. and Zoetis Suzhou Manufacturing Co., Ltd. and the acquisition of certain assets from Zoetis and its subsidiaries. The purchase price for the Purchased Business is $350 million, subject to certain adjustments set forth in the Purchase Agreement, payable in cash at the closing of the transaction (the “Closing,” and such transaction, the “Transaction”).

The board of directors of Phibro has approved the Purchase Agreement and the transactions contemplated thereby.

The Purchase Agreement includes customary representations, warranties and covenants, including certain covenants, among other things, that (i) Zoetis will, prior to the Closing, conduct the Purchased Business in all material respects in the ordinary course of business consistent with past practice, (ii) each party will, prior to the Closing, use reasonable best efforts to obtain required regulatory approvals for the Closing and (iii) Zoetis will assist in transitioning certain services of the Purchased Business to Phibro.

The Closing is subject to customary conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other closing conditions, such as the accuracy of representations and warranties (subject to certain materiality qualifiers), material performance of covenants and no occurrence of a material adverse effect. The Purchase Agreement contains indemnification rights for each of Phibro and Zoetis for breaches of covenants and certain liabilities.

The Purchase Agreement contains certain customary termination rights in favor of Phibro and Zoetis, including a right to terminate the Purchase Agreement if the Transaction is not consummated by January 28, 2025, with extensions possible to July 28, 2025.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Purchase Agreement that will be filed as an exhibit to Phibro’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) for the fiscal year ending June 30, 2024.

Phibro plans to finance the Transaction with approximately $325 million of new debt and, to the extent necessary, balance sheet cash. In connection with the Purchase Agreement, Phibro entered into a debt commitment letter (the “Commitment Letter”), dated as of April 28, 2024, with Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), Compeer Financial, PCA (“Compeer”) and Citibank, N.A. (“Citibank” and, collectively with Rabobank and Compeer, the “Commitment Parties”) pursuant to which the Commitment Parties have committed to provide a senior secured incremental first lien term loan facility in an aggregate principal amount of $325 million (the “Incremental Term Facility”). Proceeds from the Incremental Term Facility will be used (i) to finance the Transaction and (ii) to pay fees and expenses incurred in connection therewith. Any additional amounts necessary to fund the Transaction and fees and expenses incurred in connection therewith will be funded using balance sheet cash. Under the terms of the Commitment Letter, the Commitment Parties will act as joint lead arrangers and joint bookrunners in connection with the Incremental Term Facility. The funding of the Incremental Term Facility provided for in the Commitment Letter is contingent on the satisfaction of certain customary conditions, including, among other things, (i) the execution and delivery of definitive documentation in accordance with the terms sets forth in the Commitment Letter and (ii) the consummation of the Transaction in accordance with the terms of the Purchase Agreement. The definitive documentation governing the Incremental Term Facility has not been finalized, and, accordingly, the actual terms may differ from the description of such terms in the Commitment Letter. The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Commitment Letter that will be filed as an exhibit to Phibro’s Annual Report on Form 10-K to be filed with the SEC for the fiscal year ending June 30, 2024.

ITEM 7.01 REGULATION FD DISCLOSURE.

On April 28, 2024, the Company issued a press release announcing the acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in the press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION
Registrant

Date: April 29, 2024

	By:	/s/ Judith Weinstein
Name: Judith Weinstein
Title: Senior Vice President, General Counsel and Corporate Secretary